Exhibit 10.1

THIRD AMENDMENT TO
AMENDED AND RESTATED LOAN AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”), dated as of September 4, 2014, is made by and among OMEGA PROTEIN CORPORATION, a Nevada corporation (the “Parent”), and OMEGA PROTEIN, INC., a Virginia corporation (“OPI” and, collectively with the Parent, the “Borrowers”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent, (the “Administrative Agent”) and the Lenders (as defined in the Loan Agreement).

R E C I T A L S:

A.          Borrowers, Administrative Agent, and the Lenders from time to time party thereto, have entered into that certain Amended and Restated Loan Agreement (as heretofore or hereafter amended, modified, supplemented or restated, collectively, the “Loan Agreement”) dated as of March 21, 2012.

B.          Borrowers have requested (i) that the Lenders and Administrative Agent consent to certain transactions and waive certain covenants, which, but for this Amendment, would be prohibited by the Loan Agreement, and (ii) an increase in the aggregate Revolving Credit Commitments, and the Lenders and Administrative Agent have agreed to such transactions, to waive such covenants, and to increase the Revolving Credit Commitments, in each case upon, and subject to, the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Administrative Agent and the Lenders agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01     Definitions Above. As used herein, the terms “Administrative Agent,” “Amendment,” “Borrowers,” “Loan Agreement,” “OPI,” and “Parent” shall have the meanings as set forth above.

Section 1.02     Definitions in Loan Agreement. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as set forth in the Loan Agreement; without limiting the foregoing, the following terms are defined in the Loan Agreement: “Default,” “Event of Default,” “Increased Amount Date,” “Lenders,” “Lien,” “Loan Document,” “Loan Parties,” and “Secured Parties”.

ARTICLE II

AMENDMENTS TO AGREEMENT; CONSENTS AND WAIVERS

Section 2.01     Defined Terms. Section 1.01 of the Loan Agreement is hereby amended as follows:

(a)           The following terms are inserted in alphabetical order:

“Acquisition Note” means that certain Intercompany Promissory Note dated September 5, 2014, in the original principal amount of $28,500,000, executed by Bioriginal Omega and payable to the order of Parent.

“Amalgamation” means the amalgamation, under the laws of Saskatchewan, of Bioriginal Acquireco and Bioriginal with Bioriginal Omega being the resulting entity, and by which Bioriginal Omega’s name will be changed from “101264205 Saskatchewan Ltd.” to “Bioriginal Food & Science Corp.”.

“Bioriginal” means Bioriginal Food & Science Corp., a Saskatchewan corporation, Entity No. 101228896.

“Bioriginal Acquireco” means 101264205 Saskatchewan Ltd., a Saskatchewan corporation, Entity No. 101264205, a wholly-owned subsidiary of Omega Protein Corporation formed for the special purpose of carrying out the Bioriginal Acquisition.

“Bioriginal Acquisition” means the acquisition of the Equity Interests of Bioriginal pursuant to that certain Share Purchase Agreement dated September 5, 2014 by and among Parent and Bioriginal Acquireco, as Buyer, and the Sellers and Purchasers as described therein; as part of the Bioriginal Acquisition, (i) Bioriginal Acquireco will acquire, among other assets, all of the Equity Interests of Bioriginal, and (ii) Parent will capitalize Bioriginal Acquireco with a cash equity contribution and through a loan evidenced by the Acquisition Note.

“Bioriginal Indebtedness” means the Indebtedness described in Schedule 8.04(A) attached hereto, including any refinancings, refundings or replacements thereof.

“Bioriginal Omega” means Bioriginal Food & Science Corp., a corporation amalgamated under the laws of Saskatchewan, formerly known as 101264205 Saskatchewan Ltd., and successor by amalgamation to Bioriginal and Bioriginal Aquireco.

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“Bioriginal Party” means, as applicable, Bioriginal Aquireco, Bioriginal Omega and each of its Subsidiaries, and “Bioriginal Parties” means, collectively, all of the above; no Bioriginal Party is a Loan Party.

“CAN$” means Canadian Dollars.

“Future Bioriginal Term Loan” means that certain possible term loan facility that may be provided to Bioriginal Omega or one of its Subsidiaries by HSBC Bank Canada or another financial institution in Canada, after September 5, 2014 in an original principal amount not to exceed CAN$4,100,000.00, secured by the Bioriginal Parties’ land and buildings located at 102 Melville Street, Saskatoon, Saskatchewan and any other assets or properties of the Bioriginal Parties (including without limitation, any assets or properties of the Bioriginal Parties that secure the Bioriginal Indebtedness); no Loan Party shall be liable on such loan or grant Liens to secure such loan.

“Permitted Bioriginal Disposition” means (a) Dispositions of inventory in the ordinary course of business, (b) Dispositions of machinery and equipment no longer used or useful in the conduct of business of a Bioriginal Party that are made in the ordinary course of business, (c) Dispositions of Property by a Bioriginal Party to another Bioriginal Party or to a Loan Party, provided that to the extent constituting an investment, such transaction is permitted by Section 8.09, (d) Dispositions of accounts receivable in connection with the collection or compromise thereof, (e) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Bioriginal Parties or the Loan Parties, and (f) the Disposition of cash equivalents for fair market value.

(b)           The term “Governmental Requirements” is amended by inserting the words “, any Bioriginal Party” between the words “any Guarantor” and “or the Property”.

(c)           The term “Guarantor” is amended to read as follows:

“Guarantors” means Protein Finance Company, a Delaware corporation, Omega Shipyard, Inc., a Delaware corporation, Protein Industries, Inc., a Delaware corporation, Cyvex Nutrition, Inc., a California corporation, InCon Processing, L.L.C., a Delaware limited liability company, Wisconsin Specialty Protein, LLC, a Wisconsin limited liability company, and any other Person which subsequently guaranties the payment and performance of the Obligations.

(d)           The term “Permitted Acquisitions” is amended by removing the “and” before clause (g), removing the period at the end of clause (g), and inserting the following language:

, and (h) the Bioriginal Acquisition.

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(e)           The term “Permitted Liens” is amended by removing the “and” before clause (u), removing the period at the end of clause (u), and inserting the following language:

(v) Liens securing the Bioriginal Indebtedness on the day immediately preceding the Bioriginal Acquisition, and (vi) Liens securing the Future Bioriginal Term Loan, provided, that (A) such Liens encumber only the Bioriginal Parties’ real estate and improvements thereon located at 102 Melville Street, Saskatoon, Saskatchewan and any other assets or properties of the Bioriginal Parties (including without limitation, any assets or properties of the Bioriginal Parties that secure the Bioriginal Indebtedness), and (B) no Loan Party is liable on such loan or has granted any Lien to secure such loan.

(f)           The term “Sanctioned Country” is amended by inserting the following sentence at the end thereof:

Specifically, and without limitation, Sanctioned Country shall include Iran, Sudan, Syria, Cuba and North Korea.

(g)           The term “Sanctioned Person” is amended to read in full as follows:

“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, (b) a Person named on the lists maintained by the United Nations Security Council available at http://www.un.org/sc/committees/list_compend.shtml, or as otherwise published from time to time, (c) a Person named on the lists maintained by the European Union available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm, or as otherwise published from time to time, (d) a Person named on the lists maintained by Her Majesty’s Treasury available at http://www.hm-treasury.gov.uk/fin_sanctions_index.htm, or as otherwise published from time to time, or (e) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

Section 2.02     Good Standing. The last sentence of Section 6.03 of the Loan Agreement is hereby amended to read as follows:

Each of the Guarantors is a corporation, limited liability company or partnership, duly organized, validly existing and in good standing under the laws of its state of incorporation, formation or organization, as the case may be, and has the power and authority to own its Property and to carry on its business in each jurisdiction in which it does business and in which the failure to be so qualified would (when considered alone or when aggregated with the effect of failure to qualify in all other jurisdictions) have a Material Adverse Effect.

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Section 2.03     OFAC. Section 6.15 of the Loan Agreement is hereby amended to read in full as follows:

Section 6.15 Anti-Terrorism; Anti-Money Laundering. No Loan Party nor any of its Subsidiaries or, to their knowledge, any of their Related Parties (i) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (ii) is in violation of (A) the Trading with the Enemy Act, (B) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or (C) the PATRIOT Act (collectively, the “Anti-Terrorism Laws”) or (iii) is a Sanctioned Person. No part of the proceeds of any Extension of Credit hereunder will be unlawfully used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country, or in any other manner that will result in any violation by any Person (including any Lender, the Arranger, the Administrative Agent, the Issuing Lender or the Swingline Lender) of any Anti-Terrorism Laws. No Loan Party nor any Subsidiary has exported any products directly to any Sanctioned Country.

Section 2.04     Certain Representations and Warranties Relating to Bioriginal Parties. The Loan Agreement is hereby amended by adding Section 6.21, to read in full as follows:

Section 6.21     Certain Representations Relating to the Bioriginal Parties. The representations and warranties contained in the following Sections of this Article VI are true and correct as to each Bioriginal Party but, in each case substituting “Bioriginal Party” for “Loan Party” or “Guarantor” as the case may be:

●	6.01, 6.03 (as to the last sentence thereof),

●	6.04 (as to the last phrase thereof, beginning “and each Loan Party is in compliance”),

●	6.05 through 6.11 (inclusive),

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6.13 (references to “federal laws, rules or ordinances” shall include those of any national Governmental Agency having jurisdiction over any Bioriginal Party and to “local or state law, rule regulation or rule of common law” shall include those of any local, regional or provincial Governmental Agency having jurisdiction over any Bioriginal Party),

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●	6.14, 6.15 and 6.20, and

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the terms of such Sections shall be applied to the Bioriginal Parties using the same standards and qualifications as set forth in such Sections, by way of example and not limitation: “accurate and complete,” “Contested in Good Faith,” “material,” “materially,” “Material Adverse Effect,” “necessary or appropriate,” “reasonable,” “to its knowledge” and “usual and customary”.

Section 2.05     Bioriginal Collateral. Section 7.14 of the Loan Agreement is hereby amended by inserting clause (e) to read in full as follows:

(e)     Contemporaneously with the closing of the Bioriginal Acquisition, Parent shall grant to the Administrative Agent, for the benefit of the Secured Parties, a first priority Lien upon 65% of the Equity Interests of Bioriginal Acqireco and, effective immediately upon the completion of the Amalgamation, of Bioriginal Omega, and the Borrowers and other Loan Parties shall execute such pledges, security agreements, stock powers and other documents as required by Administrative Agent, in form and substance satisfactory to the Administrative Agent in its sole discretion, in connection with the foregoing.

Section 2.06     Use of Proceeds. Section 7.20 of the Loan Agreement is hereby amended by removing the word “and” after clause (a) inserting clause (c) to read in full as follows:

and (c) for (i) the full or partial repayment of the following Bioriginal Indebtedness: (A) the Cash Flow Loan in the amount of CAN$8,166,300.00 owed by Bioriginal to HSBC Bank Canada and (B) the Non-Convertible, Unsecured Subordinated 9.5% Debentures in the aggregate principal amount of CAN$5,335,000.00, and (ii) the acquisition of the real property and improvements thereon at 102 Melville Street, Saskatoon, Saskatchewan by Bioriginal.

Section 2.07     Certain Covenants relating to Bioriginal Parties. The Loan Agreement is hereby amended by adding Section 7.21, to read in full as follows:

Section 7.21 Certain Covenants Relating to the Bioriginal Parties. The Loan Parties will cause each Bioriginal Party to comply with:

(a)     the following Sections of this Article VII and Article VIII as to each Bioriginal Party but, in each case substituting “Bioriginal Party” for “Loan Party” or “Guarantor” as the case may be:

●	7.02, 7.03, 7.04 (first sentence only), 7.05 through 7.07,

●	7.08 (substituting “Canadian GAAP or Accounting Standards for Private Enterprises, whichever it may be using as of August 31, 2014” for “GAAP”),

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●	7.10, 7.15, 7.20, 8.01, 8.02,

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8.03 (amended by removing “and” after clause (b) and inserting clause (d) to read in full as follows: “and (d) extensions of credit to suppliers in order to engage in the current lines of business of the Bioriginal Parties; provided, that all loans, adjustments and advances under this Section 8.03 and all investments under Section 8.09, in each case made by any Bioriginal Parties, shall not exceed an aggregate amount of $5,000,000.00 outstanding at any time.”),

●	8.04 (amended by removing the word “and” before clause (k) and after clause (k) inserting clauses (l) and (m), to read in full as follows:

; and, (l) the Bioriginal Indebtedness; provided, that (i) none of the Bioriginal Indebtedness was incurred in connection with, or in contemplation of, Bioriginal Omega becoming a Subsidiary or the acquisition of the Equity Interests or assets acquired in the Bioriginal Acquisition, (ii) the principal amount of the indebtedness owed to each creditor of the Bioriginal Indebtedness shall not exceed the amount shown in Schedule 8.04(A), (iii) no Loan Party shall have any liability or other obligation with respect to such Bioriginal Indebtedness, and (iv) such Bioriginal Indebtedness does not result in any Lien other than Permitted Liens; and (m) Indebtedness under the Future Bioriginal Term Loan.)

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8.06 (references to “Permitted Dispositions” shall be deemed to be “Permitted Bioriginal Dispositions,” and the limitation in clause (iv) shall be to assets “sold or otherwise disposed of by the Loan Parties and the Bioriginal Parties”),

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8.09 (amended by [i] removing “and” after clause (j) and after clause (k) inserting clauses (l) and (m) to read in full as follows: “, (l) investments in joint ventures with suppliers to engage in the current lines of business of the Bioriginal Parties; provided, that all investments under this Section 8.09, clauses (a) through (l) and all loans, adjustments and advances under Section 8.03, in each case made by any Bioriginal Parties, shall not exceed an aggregate amount of $5,000,000.00 outstanding at any time, and (m) investments in the real property and improvements thereon at 102 Melville Street, Saskatoon, Saskatchewan and any other assets or properties of the Bioriginal Parties provided, that all investments under this clause (m) made by any Bioriginal Parties shall not exceed an aggregate amount of CAN$5,500,000.00.” and [ii] in each case, as to the Bioriginal Parties, references to the “United States” shall be deemed to be the “United States or Canada”),

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●	8.10, 8.11, 8.13 and 8.14;

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the terms of such Sections shall be applied to the Bioriginal Parties using the same standards and qualifications as set forth in such Sections, by way of example and not limitation: “accurate and complete,” “Contested in Good Faith,” “material,” “materially,” “Material Adverse Effect,” “necessary or appropriate,” “reasonable,” “to its knowledge” and “usual and customary”; and

(b) all Governmental Requirements of any Governmental Authority having jurisdiction over such Bioriginal Party relating to employment, labor, pensions and retirement plans.

Section 2.08     Increase in Revolving Credit Commitment. Pursuant to Section 4.13 of the Loan Agreement, Borrowers have requested an increase in the aggregate Revolving Credit Commitments by an aggregate principal amount of $10,000,000.00, with an Increased Amount Date as of the date of this Amendment. The Administrative Agent hereby notifies the Borrowers and the Lenders of the allocation for all Revolving Credit Commitments, after taking into account the exercise by the Borrowers of such increase to the aggregate Revolving Credit Commitments under Section 4.13 of the Loan Agreement effective as of the Increased Amount Date, as follows:

Wells Fargo Bank, National Association	$40,833,000.00;

JPMorgan Chase Bank, N.A.	$29,167,000.00.

Section 2.09     Amendment to Investments. Section 8.09 of the Loan Agreement is hereby amended by removing the word “and” before clause (k) and after clause (k) inserting clauses (l) and (m), to read in full as follows:

“(l) the Acquisition Note, and (m) equity investments by Omega Protein Corporation in Bioriginal (i) in connection with the Bioriginal Acquisition, (ii) the full or partial repayment the following Bioriginal Indebtedness: (A) the Cash Flow Loan in the amount of CAN$8,166,300.00 owed by Bioriginal to HSBC Bank Canada and (B) the Non-Convertible, Unsecured Subordinated 9.5% Debentures in the aggregate principal amount of CAN$5,335,000.00, and (iii) after consummation of the Bioriginal Acquisition, in connection with the acquisition by the Bioriginal Parties of the real property and improvements thereon located at 102 Melville Street, Saskatoon, Saskatchewan, and from time to time thereafter for working capital and general corporate purposes, in any case under this clause (m) (iii) not to exceed $10,000,000.00 in the aggregate.”

Section 2.10     Amendment to Schedule 6.14. Schedule 6.14 of the Loan Agreement is hereby amended by substituting Schedule 6.14 attached hereto and incorporated into the Loan Agreement.

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Section 2.11     Amendment to Schedule 8.04. Schedule 8.04 of the Loan Agreement is hereby amended by adding to Schedule 8.04 the additional Schedule 8.04(A) attached hereto and incorporated into the Loan Agreement.

ARTICLE III

CONDITIONS PRECEDENT

The effectiveness of this Amendment is conditioned upon the satisfaction of the following further conditions which must be satisfied as of the date of this Amendment:

Section 3.01     Representations and Warranties True and Correct. The representations and warranties contained herein and in all other Loan Documents, as amended hereby and by the other documents given in connection with this Amendment, shall be true and correct as of the date hereof except as previously disclosed to the Administrative Agent.

Section 3.02     No Default. No Default or Event of Default shall exist.

Section 3.03     Increase in Revolving Credit Commitment. All conditions to the increase of the aggregate Revolving Credit Commitments pursuant to Section 4.13 of the Loan Agreement (without duplication of the conditions precedent to the effectiveness of this Amendment) shall have been satisfied or waived in writing by the Administrative Agent.

Section 3.04     Closing of Bioriginal Acquisition. The following shall have occurred: (i) all conditions precedent to the closing of the Bioriginal Acquisition shall have been satisfied or waived in writing by the Administrative Agent, (ii) the Bioriginal Acquisition shall have been duly consummated in accordance with the terms of the Acquisition Agreement, except for the funding to be provided by the Lenders, (iii) immediately after giving effect thereto, Bioriginal Acquireco shall directly own one hundred percent (100%) of the issued and outstanding Equity Interests of Bioriginal and (iv) the Administrative Agent shall have received the following:

(a)     true and correct copies of (i) the Share Purchase Agreement governing the Bioriginal Acquisition, executed by all parties thereto, and (ii) the documents by which Bioriginal and Bioriginal Acquireco will be amalgamated, with Bioriginal Omega as the resulting entity, and by which Bioriginal Omega’s name will be changed from “101264205 Saskatchewan Ltd.” to “Bioriginal Food & Science Corp.” executed by all parties thereto;

(b)     a certificate, dated as of the closing date under the Share Purchase Agreement and signed by a Responsible Officer of the Parent, certifying that the Parent has delivered true and accurate copies of the documents described in clause (a);

(c)      evidence satisfactory to the Administrative Agent of the pre-approval by the proper Governmental Authority for the documents necessary to complete the Amalgamation, with Bioriginal Omega being the resulting entity, and by which Bioriginal Omega’s name will be changed from “101264205 Saskatchewan Ltd.” to “Bioriginal Food & Science Corp.” with an effective date and time following as soon as possible the consummation of the Bioriginal Acquisition as described in the opening sentence of this Section; and

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(d)     Copies of the following fully executed documents, each in form approved by the Administrative Agent, originals of which have been delivered for closing the Acquisition: (i) Consent to Change in Control by HSBC Bank of Canada; (ii) Consent to Change in Control by ING Commercial Finance B.V., and (iii) PPSA Acknowledgment and Confirmation from HSBC Bank of Canada.

Section 3.05     Loan Parties’ Documents. Borrowers, Bioriginal Omega and each Loan Party, as required by the Administrative Agent, and the Lenders consenting to this Amendment, as applicable, shall have executed and delivered to the Administrative Agent, for the benefit of the Lenders, the following documents, in form and substance satisfactory to the Administrative Agent in its sole discretion; each of such documents shall be a Loan Document:

(a)     this Amendment;

(b)     Revolving Credit Notes payable to the order of each requesting Lender evidencing the pro rata incremental amount of their respective increased Revolving Credit Commitments;

(c)     a Third Amendment to Amended and Restated Security and Pledge Agreement granting a first priority Lien on (i) 65% of the Equity Interests of Bioriginal Acquireco and, upon the effectiveness of the Amalgamation, of Omega and (b) the Acquisition Note;

(d)     a duly-endorsed share certificates and such other documents as may be necessary or advisable to create and perfect a pledge of the Equity Interests of Bioriginal Acquireco and Bioriginal Omega under the laws of Saskatchewan;

(e)     the Acquisition Note, together with an Allonge endorsing it to the Administrative Agent;

(f)      UCC Financing Statements covering 65% of the Equity Interests of Bioriginal Acquireco, Bioriginal Omega and the Acquisition Note; and

(g)     such other documents as the Administrative Agent shall reasonably require.

Section 3.06     Other Documents. Borrowers shall have caused other Persons to deliver to the Administrative Agent, for the benefit of the Lenders, the following documents, in form and substance satisfactory to the Administrative Agent in its sole discretion:

(a)     Opinions of in-house and outside counsel to the Borrowers, including separate opinions from Canadian outside counsel for pre- and post-Amalgamation issues relating to the pledge of shares of Bioriginal Acquireco and Bioriginal Omega;

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(b)     evidence of property, liability, flood and other insurance consistent with the requirements of the Loan Agreement; and

(c)     such other documents as the Administrative Agent shall reasonably require, in form and substance satisfactory to the Administrative Agent.

Section 3.07     Post-Closing. Immediately after the closing of the Bioriginal Acquisition, Parent shall:

(a)     file documents approved by the Administrative Agent to consummate the Amalgamation;

(b)     deliver to Administrative Agent a copy of the documents described in Section 3.04(c), as filed by the Governmental Authority responsible for filing such documents, and certified by such Governmental Authority;

(c)     deliver to Administrative Agent a copy of a Certificate of Name Change certified by the Governmental Authority responsible for filing such documents; and

(d)     cause the post-Amalgamation opinion of its outside counsel to be delivered to the Administrative Agent.

The provisions of this Section 3.07 shall not be conditions precedent to the effectiveness of this Amendment, but a failure to comply with any of these provisions shall be an Event of Default.

ARTICLE IV

RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

Section 4.01     Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed and shall continue in full force and effect. Borrowers, Administrative Agent and Lenders agree that the Loan Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms. The terms, provisions, and conditions of any and all of the Loan Documents are hereby ratified and confirmed in every respect by Borrowers and shall continue in full force and effect.

Section 4.02     Representations and Warranties. Borrowers hereby represent and warrant to Administrative Agent and Lenders that:

(a)     the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrowers and will not violate the articles of incorporation or bylaws of Borrowers;

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(b)     after giving effect to the modifications contained in this Amendment, and any other Loan Document, the representations and warranties contained in the Loan Agreement are true and correct in all material respects on and as of the date hereof except as previously disclosed to Administrative Agent and Lenders;

(c)     after giving effect to the modifications contained in this Amendment, no Default or Event of Default has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would be a Default or an Event of Default;

(d)     after giving effect to the modifications contained in this Amendment, Borrowers are in full compliance with all covenants and agreements contained in the Loan Agreement as amended hereby; and

(e)     Borrowers are not presently aware of any claim they have against Administrative Agent or any Lender, nor are they aware of any claim any of their respective Subsidiaries have against Administrative Agent or any Lender, for damages arising out of any prior action or inaction on the part of the Administrative Agent, or their representatives or agents.

ARTICLE V

MISCELLANEOUS

Section 5.01     Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents executed in connection with this Amendment.

Section 5.02     No Other or Future Consent or Waiver. The consents and waivers provided in this Amendment shall not be deemed to be a consent to, or a waiver of, any transaction in violation of any other covenant or requirement under the Loan Agreement or any other Loan Document, nor shall it constitute an agreement to grant any similar or other consent or waiver in the future.

Section 5.03     Reference to Agreement. Each of the Loan Documents, including the Loan Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

Section 5.04     Expenses of the Administrative Agent and Lenders. As provided in the Loan Agreement, Borrowers agree to pay on demand all reasonable costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including without limitation the reasonable costs and fees of Administrative Agent’s outside legal counsels, and all reasonable costs and expenses incurred by Administrative Agent and Lenders in connection with the enforcement or preservation of any rights under the Loan Agreement as amended hereby, or any other Loan Document, including without limitation the reasonable costs and fees of Administrative Agent’s outside legal counsels.

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Section 5.05     Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 5.06     APPLICABLE LAW. THIS AMENDMENT IS ENTERED INTO AND PERFORMABLE IN HARRIS COUNTY, TEXAS, AND THE SUBSTANTIVE LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS, OF THE UNITED STATES AND THE STATE OF TEXAS SHALL GOVERN THE CONSTRUCTION OF THIS AMENDMENT AND THE DOCUMENTS EXECUTED AND DELIVERED PURSUANT HERETO, AND THE RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THERETO.

Section 5.07     Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Administrative Agent, Lenders and Borrowers and their respective successors and assigns, except Borrowers may not assign or transfer any of their rights or obligations hereunder without the prior written consent as set forth in the Loan Agreement as amended hereby.

Section 5.08     Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

Section 5.09     Effect of Waiver. No consent or waiver, express or implied, by Administrative Agent or Lenders to or for any breach of or deviation from any covenant, condition or duty by Borrowers shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section 5.10     Arbitration. The parties hereby adopt the provisions of Section 11.24 of the Loan Agreement and incorporate them by reference in this Amendment.

Section 5.11     Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

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Section 5.12     SECTION 26.02 NOTICE. THE LOAN AGREEMENT, AS AMENDED BY THIS AMENDMENT, AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THE LOAN AGREEMENT AND THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE LOAN AGREEMENT AND THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[Signature Pages Follow]

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EXECUTED as of the date first written above.

BORROWERS: OMEGA PROTEIN CORPORATION

By:	/s/ Andrew Johannesen
Andrew Johannesen Executive Vice President and Chief Financial Officer

OMEGA PROTEIN, INC.

By:	/s/ Andrew Johannesen
Andrew Johannesen Vice President

Third Amendment to Amended	Borrowers'
and Restated Loan Agreement	Signature Page

ADMINISTRATIVE AGENT AND LENDER:

WELLS FARGO BANK,
NATIONAL ASSOCIATION,
as Administrative Agent, Swingline Lender, Issuing Lender, and Lender

By:	/s/ Geri E. Landa
Geri E. Landa
Senior Vice President

Third Amendment to Amended	Lenders'
and Restated Loan Agreement	Signature Page 1

LENDER: JPMORGAN CHASE BANK, N.A.

By:	/s/ Christopher M. Smith
Christopher M. Smith
Vice President

Third Amendment to Amended	Lenders'
and Restated Loan Agreement	Signature Page 2

RATIFICATION OF GUARANTORS

As an inducement to Administrative Agent and Lenders to amend the Agreement as set forth in the foregoing Amendment, each of the Guarantors hereby:

(a)     ratifies and confirms its obligations under all Loan Documents to which it is a party;

(b)     agrees that the Loan Agreement and all other Loan Documents as amended hereby are and shall continue to be legal, valid, binding and enforceable in accordance with their respective terms and are hereby ratified and confirmed;

(c)      agrees that the execution of this Amendment shall in no way obligate Administrative Agent or Lenders to obtain the consent of, or give the signatories below notice of, any further amendment, modification, waiver or release relating to the Loans, the Loan Agreement, or any other Loan Documents to which such Guarantor is not a signatory, all of which have been and are hereby waived.

[Signature Page Follows]

Third Amendment to Amended	Ratification of Guarantors
and Restated Loan Agreement

Exhibit 10.1

PROTEIN FINANCE COMPANY

By:	/s/ Andrew Johannesen
Andrew Johannesen
Vice President

OMEGA SHIPYARD, INC.

By:	/s/ Andrew Johannesen
Andrew Johannesen
Vice President

PROTEIN INDUSTRIES, INC.

By:	/s/ Andrew Johannesen
Andrew Johannesen
Vice President

CYVEX NUTRITION, INC.

By:	/s/ Andrew Johannesen
Andrew Johannesen
Vice President

INCON PROCESSING, L.L.C.

By:	/s/ Andrew Johannesen
Andrew Johannesen
Vice President

WISCONSIN SPECIALTY PROTEIN, LLC

By:	/s/ Andrew Johannesen
Andrew Johannesen
Vice President